                                                                   EXHIBIT 11.1


                      FUSION MEDICAL TECHNOLOGIES, INC.
                     (A COMPANY IN THE DEVELOPMENT STAGE)


                       COMPUTATION OF NET LOSS PER SHARE
                               (IN THOUSANDS)


                                      Three Months Ended    Three Months Ended   Six Months Ended
                                           June 30,               June 30,           June 30,
                                             1997                   1996               1997
                                          (unaudited)           (unaudited)         (unaudited)
                                      -------------------   ------------------   ----------------
Weighted average common
  shares outstanding................         7,063                  1,520               7,044

Common equivalent shares
  pursuant to Staff Accounting
  Bulletin No. 83...................           -                      423                 -
                                           -------                 ------             -------

Shares used in computing per
  share amounts (1).................         7,063                  1,943               7,044
                                           -------                 ------             -------
                                           -------                 ------             -------

Net loss............................       $(2,484)                $ (793)            $(4,574)
                                           -------                 ------             -------
                                           -------                 ------             -------

Net loss per share..................       $ (0.35)                $(0.41)            $ (0.65)
                                           -------                 ------             -------
                                           -------                 ------             -------

(1) PRIMARY AND DILUTIVE EARNINGS PER SHARE ARE THE SAME FOR ALL PERIODS PRESENTED.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED FINANCIAL STATEMENTS.